                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      -------------------------------------
                                    FORM 8-K
                      -------------------------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                  May 4, 1999
                                                                  --------------


                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                         1-11311               13-3386776
--------------------------------   ----------------------  ---------------------
(State or other jurisdiction of      (Commission           (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


        21557 Telegraph Road
        Southfield, Michigan                                  48086-5008
--------------------------------------------------         ---------------------
(Address of principal executive offices)                      (zip code)


                                 (248) 447-1500
            ---------------------------------------------------------
                          (Telephone number, including
                        area code, of agent for service)


                                    No Change
            --------------------------------------------------------
                         (Former name or former address,
                          if changes since last report)

ITEM 2. ACQUISITION OF ASSETS

        On May 4, 1999, Lear Corporation acquired UT Automotive, Inc., a wholly-owned operating segment of United Technologies Corporation. UT Automotive is a supplier of electrical, electronic, motor and interior products and systems to the global automotive industry. Headquartered in Dearborn, Michigan, UT Automotive has annual sales of approximately $3 billion, 44,000 employees and 90 facilities located in 18 countries.

        The purchase price for UT Automotive was approximately $2.3 billion (subject to post-closing adjustments) and was based upon estimates of future earnings and evaluations of the net worth of the assets acquired. Funds for the UT Automotive acquisition were provided by borrowings under our primary credit facilities.

        In connection with the UT Automotive acquisition, we amended and restated our prior senior credit facility and entered into new credit facilities. Our primary credit facilities now consist of an amended and restated $2.1 billion revolving credit facility which matures on September 30, 2001, a new $500 million revolving credit facility which matures on May 4, 2004, a new $500 million term loan having scheduled amortization beginning in October 2000 and a final maturity of May 4, 2004 and a new $1.4 billion interim loan maturing on May 3, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         A.  Historical Financial Statements.
              1)  Three Year Audited Financial Statements



UT AUTOMOTIVE, INC.
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)
COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996



                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and Shareowners of United Technologies Corporation

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and statements of changes in UTC investment and of cash flows present fairly, in all material respects, the financial position of UT Automotive, Inc. and its automotive affiliates described in Note 1 (the Company) at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Bloomfield Hills, Michigan
March 31, 1999

UT AUTOMOTIVE, INC.                                                            2
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

COMBINED BALANCE SHEETS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                                          DECEMBER 31,
                                                                                       1998          1997
ASSETS
Cash and cash equivalents                                                           $   43,396    $   26,815
Accounts receivable (net of allowances of $3,880 and $1,793
 at December 31, 1998 and 1997, respectively)                                          575,192       526,460
Inventories                                                                            170,672       177,113
Prepaid expenses                                                                        12,721         7,409
Deferred income tax benefits                                                            57,354        62,635
                                                                                    ----------    ----------
    Total current assets                                                               859,335       800,432
Investments and receivables due after one year                                          42,111        29,427
Fixed assets, net                                                                      709,706       635,922
Goodwill (net of accumulated amortization of $115,529 and
 $102,283 at December 31, 1998 and 1997, respectively)                                 333,112       343,474
Deferred income tax benefits                                                             1,816         7,732
Other assets                                                                            41,333        51,698
                                                                                    ----------    ----------

    Total assets                                                                    $1,987,413    $1,868,685
                                                                                    ==========    ==========

LIABILITIES AND UTC INVESTMENT
Short-term borrowings and long-term debt currently due                              $    9,445    $   13,261
Accounts payable                                                                       376,972       300,101
Accrued liabilities                                                                    181,775       188,962
Income taxes currently payable                                                          11,671        11,728
                                                                                    ----------    ----------
    Total current liabilities                                                          579,863       514,052
Deferred income taxes                                                                   38,394        39,442
Long-term debt                                                                           5,212         6,370
Other long-term liabilities                                                             96,509       125,346
Commitments and contingent liabilities (Note 19)
Minority interests in subsidiary companies                                               2,459         4,279
                                                                                    ----------    ----------
    Total liabilities                                                                  722,437       689,489
UTC investment                                                                       1,264,976     1,179,196
                                                                                    ----------    ----------

    Total liabilities and UTC investment                                            $1,987,413    $1,868,685
                                                                                    ==========    ==========


See accompanying notes to combined financial statements.

UT AUTOMOTIVE, INC.                                                            3
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

COMBINED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                                               FOR THE YEARS ENDED
                                                                                                   DECEMBER 31,
                                                                                 ------------------------------------------------
                                                                                  1998                 1997                 1996

Net sales                                                                     $ 2,900,337          $ 2,927,305          $ 3,085,580
Cost of goods sold                                                              2,378,402            2,445,294            2,673,676
                                                                              -----------          -----------          -----------
Gross profit                                                                      521,935              482,011              411,904

Engineering, research and development                                             147,427              118,255              108,063
Selling, general and administrative                                               210,622              209,074              210,957
Allocated UTC costs                                                                 4,612                4,760                4,069
                                                                              -----------          -----------          -----------
                                                                                  159,274              149,922               88,815
Other income (expense)
    Interest expense                                                              (22,238)              (9,921)              (8,476)
    Other income, net                                                               1,494               10,680               96,157
                                                                              -----------          -----------          -----------
Income before income taxes and minority interests                                 138,530              150,681              176,496
Income taxes                                                                       57,533               71,046               64,149
                                                                              -----------          -----------          -----------
Income before minority interests                                                   80,997               79,635              112,347

Less - Minority interests in subsidiaries' earnings                                   855                  253                1,192
                                                                              -----------          -----------          -----------

Net income                                                                    $    80,142          $    79,382          $   111,155
                                                                              ===========          ===========          ===========


See accompanying notes to combined financial statements.

UT AUTOMOTIVE, INC.                                                            4
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

COMBINED STATEMENTS OF CHANGES IN UTC INVESTMENT
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                                  ACCUMULATED                               NON-
                                                                                     OTHER                               SHAREOWNER
                                                                                 NON-SHAREOWNER                          CHANGES IN
                                                                   UTC             CHANGES IN                            EQUITY FOR
                                                                INVESTMENT           EQUITY              TOTAL           THE PERIOD

December 31, 1995                                              $ 1,136,571        $    13,708        $ 1,150,279
    Net income                                                     111,155                               111,155        $   111,155
    Foreign currency translation adjustment                                            (2,576)            (2,576)            (2,576)
    UTC investment activity                                       (177,831)                             (177,831)
                                                               -----------        -----------        -----------        -----------
December 31, 1996                                                1,069,895             11,132          1,081,027        $   108,579
                                                                                                                        ===========
    Net income                                                      79,382                                79,382        $    79,382
    Foreign currency translation adjustment                                           (32,977)           (32,977)           (32,977)
    UTC investment activity                                         51,764                                51,764
                                                               -----------        -----------        -----------        -----------
December 31, 1997                                                1,201,041            (21,845)         1,179,196        $    46,405
                                                                                                                        ===========
    Net income                                                      80,142                                80,142        $    80,142
    Foreign currency translation adjustment                                            10,216             10,216             10,216
    UTC investment activity                                         (4,578)                               (4,578)
                                                               -----------        -----------        -----------        -----------

December 31, 1998                                              $ 1,276,605        $   (11,629)       $ 1,264,976        $    90,358
                                                               ===========        ===========        ===========        ===========


See accompanying notes to combined financial statements.

UT AUTOMOTIVE, INC.                                                            5
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

COMBINED STATEMENTS OF CASH FLOWS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                                                FOR THE YEARS ENDED
                                                                                                    DECEMBER 31,
                                                                                    ----------------------------------------------
                                                                                     1998                1997                1996
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                        $  80,142           $  79,382           $ 111,155
Adjustments to reconcile net income to net cash
 flows from operating activities
    Gain on disposition of business unit                                                                                    (78,000)
    Depreciation                                                                    111,285             114,499             115,082
    Goodwill amortization                                                            13,005              12,820              12,045
    (Gain) loss on fixed asset sales                                                  4,861                 227                (156)
    Equity in earnings of investees                                                  (3,986)             (1,439)             (2,553)
    Minority interests in subsidiaries' earnings                                        855                 253               1,192
    Deferred income taxes                                                             9,552              (6,192)            (17,497)
    Change in operating assets and liabilities
     (net of acquisitions and dispositions)
      Accounts receivable                                                           (37,303)            (32,567)            (23,169)
      Inventories                                                                    11,030              10,960              (1,688)
      Prepaid expenses                                                               (5,088)              2,842              (2,063)
      Accounts payable                                                               69,433              (3,227)             20,145
      Accrued liabilities                                                           (10,628)            (43,661)             45,217
      Other (net noncurrent)                                                        (14,532)             (5,656)             15,724
                                                                                  ---------           ---------           ---------
        NET CASH FLOWS FROM OPERATING ACTIVITIES                                    228,626             128,241             195,434
                                                                                  ---------           ---------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposition of business unit                                                                                  139,820
Purchase of fixed assets                                                           (192,902)           (161,026)           (137,292)
Sale of fixed assets                                                                 11,697              41,862               5,324
Investments and other, net                                                          (15,820)            (49,463)            (23,593)
                                                                                  ---------           ---------           ---------
        NET CASH FLOWS USED FOR INVESTING ACTIVITIES                               (197,025)           (168,627)            (15,741)
                                                                                  ---------           ---------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Long-term debt, net                                                                  (2,357)            (18,499)             (5,980)
Short-term borrowings, net                                                           (3,405)             (1,114)              5,465
UTC investment activity                                                              (4,578)             51,764            (177,831)
Other                                                                                (4,846)             (5,893)                284
                                                                                  ---------           ---------           ---------
        NET CASH FLOWS (USED FOR) PROVIDED BY
         FINANCING ACTIVITIES                                                       (15,186)             26,258            (178,062)
                                                                                  ---------           ---------           ---------
Effect of foreign exchange rate changes on cash and
 cash equivalents                                                                       166              (3,346)               (300)
                                                                                  ---------           ---------           ---------
        NET INCREASE (DECREASE) IN CASH
         AND CASH EQUIVALENTS                                                        16,581             (17,474)              1,331
Cash and cash equivalents- beginning of year                                         26,815              44,289              42,958
                                                                                  ---------           ---------           ---------

Cash and cash equivalents- end of year                                            $  43,396           $  26,815           $  44,289
                                                                                  =========           =========           =========


See accompanying notes to combined financial statements.

UT AUTOMOTIVE, INC.                                                            6
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     UT Automotive, Inc. is a wholly-owned operating segment of United Technologies Corporation ("UTC"). The accompanying combined financial statements were prepared to show the historical operating results of the entities comprising UTC's Automotive Business, which includes UT Automotive, Inc. and certain affiliated entities which are subsidiaries of other UTC operating units (collectively, "UT Automotive, Inc.", "UTA" or the "Company"). Throughout the period covered by the combined financial statements, the Company was treated as an operating segment of UTC. Historically, separate financial statements were not prepared for UTA.

     The combined financial statements were prepared using UTC's historical basis in the assets and liabilities of UTA. Changes in indebtedness between the Company and UTC are reflected as part of the UTC investment in the accompanying combined balance sheets.

     The combined financial statements include all revenues, costs, assets and liabilities directly attributable to UTA. Allocation of costs for facilities, functions and certain services performed by UTC organizations for UTA, including environmental and other risk management, internal audit, transportation services, administration of benefit and insurance programs and certain tax, legal and treasury functions have been made on the basis described in Note 4. All of the allocations and estimates in the combined financial statements are based on assumptions that UTA and UTC management believe are reasonable in the circumstances. The Company's financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Company in the future or indicative of the results that would have been reported if the Company had operated as an unaffiliated enterprise.

2.   SUMMARY OF ACCOUNTING PRINCIPLES

     BUSINESS ACTIVITIES
     The Company's operating activities include the design, development, manufacture and sale of integrated automotive components and systems, primarily for automotive original equipment manufacturers (OEMs).

     PRINCIPLES OF COMBINATION
     The combined financial statements include the accounts and activities of UTA and its majority controlled and owned subsidiaries and affiliates which comprise the Automotive Business of UTC. Majority-owned subsidiaries in which the minority shareowners have rights that overcome the presumption for consolidation are accounted for on the equity method. All material intercompany transactions between operations included in the combined financial statements have been eliminated in combination. Sales from UTA to other non-Automotive UTC affiliates are not significant. Transactions between UTA and UTC (and other UTC business units) are herein referred to as "related party" or "affiliated" transactions.

     Beginning January 1, 1997, international operating subsidiaries, which had generally been included in the financial statements based on fiscal years ending November 30, are included in the combined financial statements based on fiscal years ending December 31. December 1996 results from these international subsidiaries, which were not significant, were included in UTC investment.

UT AUTOMOTIVE, INC.                                                            7
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

2.   SUMMARY OF ACCOUNTING PRINCIPLES (CONTINUED)

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     REVENUE RECOGNITION
     Accounts receivable represent receivables for shipments made to customers or for other amounts due in connection with customer orders (including tooling and freight). Revenue is recognized upon shipment of the product to the customer.

     TOOLING
     Tooling receivables represent costs incurred on tooling projects which are reimbursable from customers.

     INVENTORIES
     Inventories are stated at the lower of cost or estimated realizable value. Approximately 18% and 20% of total inventories were carried on the last-in, first-out (LIFO) cost method at December 31, 1998 and 1997, respectively. The remaining inventories are carried on the first-in, first-out (FIFO) method. Included in cost are direct material, direct labor, and allocations of certain manufacturing overhead costs.

     FIXED ASSETS
     Fixed assets are stated at cost. Cost includes capitalized interest of $2,246, $1,464 and $1,923 in 1998, 1997 and 1996, respectively.
     Provisions for depreciation of plant and equipment have generally been made using the straight-line method for financial reporting purposes. Estimated useful lives generally range from 20 to 40 years for buildings and improvements, from 3 to 12 years for machinery and equipment, and from 3 to 10 years for office equipment. Expenditures for non-reimbursed tooling are capitalized and are generally amortized over 3 years. Improvements to leased property are amortized over the life of the lease.

UT AUTOMOTIVE, INC.                                                            8
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


2.   SUMMARY OF ACCOUNTING PRINCIPLES (CONTINUED)

     ENVIRONMENTAL ACTIVITIES
     Provisions for environmental remediation activities, including costs relating to closed or sold facilities, are recorded when remedial efforts are probable and related amounts can be reasonably estimated. This generally occurs when a remedial investigation or a feasibility study has been completed and sometimes at an earlier time, based on the specific circumstances and past experience. Provisions include costs for remediation, environmental studies, post-closure monitoring and other incremental costs related to remediation activities. When no amount within a range of estimates is more likely, the minimum is accrued. For sites with multiple responsible parties, the Company considers its likely proportionate share of the anticipated remediation costs and the ability of the other parties to fulfill their obligations in establishing a provision for these costs. Liabilities with fixed or reliably determinable future cash payments are discounted.

     Potential insurance reimbursements are not recorded based upon the uncertainty of recovery. Amounts related to anticipated reimbursements due under environmental remediation indemnification agreements are recorded when recovery is assessed as probable. The Company periodically assesses its environmental liabilities and, separately, the amount and collectibility of the related indemnification assets, through reviews of contractual commitments, site assessments, feasibility studies, formal remedial design and action plans and review of financial viability of the indemnifying parties.

     ENGINEERING, RESEARCH AND DEVELOPMENT AND OTHER COSTS
     Engineering, research and development costs are generally charged to operations as incurred. Selling, general and administrative expenses are also charged to operations as incurred.

     GOODWILL AND OTHER LONG-LIVED ASSETS
     Cost in excess of values assigned to the underlying net assets of acquired companies are generally being amortized using the straight-line method over periods ranging from 10 to 40 years.

     The Company evaluates potential impairment of goodwill on an ongoing basis and other long-lived assets when appropriate. If the carrying amount of an asset exceeds the sum of its undiscounted expected future cash flows, the asset's carrying value is written down to fair value.

UT AUTOMOTIVE, INC.                                                            9
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


2.   SUMMARY OF ACCOUNTING PRINCIPLES (CONTINUED)

     INCOME TAXES
     The Company and its domestic combined affiliates are included in the consolidated U.S. federal income tax return of UTC. It is generally the policy of the Company to determine its income tax provision on a separate return basis. Under an arrangement with UTC, income taxes are charged to members of the U.S. consolidated group based upon amounts they would pay or receive if they filed a separate income tax return. The provision for income taxes has been prepared as if a consolidated U.S. federal income tax return had been filed separately by the Company and its combined affiliates under a similar arrangement. Deferred income taxes are provided on the differences in the book and tax bases of assets and liabilities at the statutory tax rates expected to be in effect when such differences are reversed. A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefits will be realized. UTC pays domestic taxes on behalf of the Company and reflects the funding through the UTC investment account.

     CASH AND CASH EQUIVALENTS
     For purposes of the combined statements of cash flows, the Company considers highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. UTC provides centralized treasury functions and financing for UTA, including substantially all domestic investing and borrowing activities for UTA. As part of this practice, surplus cash is remitted to UTC and UTC advances cash, as necessary, to UTA. As of December 31, 1998, cash and cash equivalents included approximately $3,400 of cash pledged against open lines of credit.

     HEDGING ACTIVITY
     The Company enters into forward foreign exchange contracts to hedge foreign currency denominated receivables and payables. The Company utilizes such instruments as risk management tools and not for trading or speculative purposes. Gains and losses relating to derivatives used for hedging purposes that satisfy the appropriate criteria are deferred and included in income when the related operating revenues and expenses are recognized. Such contracts (notional amounts approximating $46,326 and $39,042 at December 31, 1998 and 1997, respectively) generally have maturities of one year or less and the counterparties are typically major international financial institutions or UTC affiliates. Cash flows attributable to the derivative contracts are generally included with the cash flows from the associated hedged receivables or payables. Derivative instruments that are not effective as hedges would be reported at market value and the related gains or losses would be recognized in earnings.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" which is effective January 1, 2000. Management believes adoption of this standard will not have a material impact on the Company's financial position, results of operations or cash flows.

UT AUTOMOTIVE, INC.                                                           10
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


2.   SUMMARY OF ACCOUNTING PRINCIPLES (CONTINUED)

     FOREIGN CURRENCY TRANSLATION
     The Company's significant international combined affiliates, excluding Mexico, the Philippines, Honduras and Hungary, use the local currency as the functional currency and translate all assets and liabilities at year end exchange rates, all income and expense accounts at average rates and record adjustments resulting from the translations as a separate component of UTC investment.

     The remaining international entities (Mexico, the Philippines, Honduras and Hungary) utilize the U.S. dollar as the functional currency and translate monetary assets and liabilities at period-end exchange rates and inventories, property and nonmonetary assets and liabilities at historical rates. Income and expense accounts are translated at the average rates in effect during the period, except that depreciation and cost of sales are translated at historical rates. Adjustments resulting from translations of these entities are included in the results of operations. Gains and losses resulting from transactions of the Company and its subsidiaries which are made in currencies different from their own are included in results of operations as they occur. Total currency transaction gains and losses are included in other income, net in the accompanying statements of operations.

3.   SUPPLEMENTAL CASH FLOW INFORMATION

                                                 FOR THE YEARS ENDED
                                                    DECEMBER 31,
                                        -------------------------------------
                                         1998           1997            1996
     Cash paid for interest         $      22,184    $     9,873    $      8,548
     Cash paid for income taxes     $      47,795    $    78,490    $     79,076


     Interest expense includes $20,310, $5,991 and $4,021 of charges from UTC affiliates in 1998, 1997 and 1996, respectively. The amounts shown as income taxes paid include amounts paid by UTC and charged to the Company relating to the tax liabilities of the Company recorded in the combined financial statements.

UT AUTOMOTIVE, INC.                                                           11
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


4.   RELATED PARTY TRANSACTIONS

     INTERCOMPANY ACTIVITIES
     UTC provides the Company with certain environmental and other risk management, internal audit, legal, tax, pension fund management, transportation services and domestic cash management services. In addition, as discussed below and in Note 16, UTA employees participate in certain UTC employee benefit programs which are sponsored and administered by UTC. All direct costs relating to these services and participation in these plans are charged to the Company and indirect costs are allocated using allocation methods UTC and UTA management believe are reasonable.

     In addition to direct charges, the combined financial statements include a corporate overhead allocation which is based upon estimated allocations of costs incurred by UTC which directly benefit the Company. This charge was $4,612, $4,760 and $4,069 for the years ended December 31, 1998, 1997 and 1996, respectively. Indirect cost allocations are made based upon employee headcount, estimated percent of UTA use of various services and level-of-effort based methodologies, as appropriate.

     UTC provides centralized treasury functions and financing, including substantially all domestic investing and borrowing activities for the Company. As part of this practice, surplus cash is remitted to UTC and UTC advances cash, as necessary, to the Company. No interest is charged or paid on the net UTC investment amount. Interest is charged or credited on notes receivable and notes payable from or to affiliates.

     United Technologies Research Center provides the Company with certain research services. Charges for these services were $3,321, $3,028 and $3,695 for the years ended December 31, 1998, 1997 and 1996, respectively. The Company's sales to and purchases from other UTC business units are not material.

     EMPLOYEE BENEFIT ADMINISTRATION
     The Company's employees participate in tax-qualified defined benefit pension plans, defined contribution savings plans and various welfare benefit plans sponsored and administered by UTC. UTC has historically charged back to the Company its pro rata share of administration and funding expenses incurred by UTC in the operation of these plans for the benefit of UTA employees. The Company has been responsible for the cost of funding pension and savings plan benefits accrued by its employees. Welfare benefit programs are generally self-insured and experience-rated on the basis of Company employees without regard to the claims experience of employees of other affiliated companies. The Company independently administers a small number of benefit plans in connection with certain plants or facilities that maintain separate benefit programs. The size of these independent programs is not material in relation to the aggregate employee benefit programs of the Company.

UT AUTOMOTIVE, INC.                                                           12
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

5.   ACQUISITION AND DIVESTITURE ACTIVITY

     During 1998, the Company paid approximately $3,300 for a 47% interest in NTTF, an Indian components manufacturer; approximately $8,500 ($760 to be paid in 1999) for a 50% interest in Ri Yong, a Chinese cooling fan module manufacturer; approximately $4,000 to buyout the remaining 25% minority interest in its Loewe operation; and $2,000 for a preferred share interest of 6% in Eclipse International, Inc., a US based technology company specializing in software and hardware critical to the development of the AutoPC. In addition, during 1998, the Company assumed the remaining minority interest in its Xianfeng venture, to facilitate its closure and redistribution of assets to the Company's other Chinese operations, and contributed net assets of $3,055 for a 45% interest in a newly-formed battery cable joint venture with Saturn Electronics.

     During 1997, the Company paid approximately $34,400 for a 75% interest in Loewe GmbH, a German electronic switch manufacturer and $8,500 for a 50% interest in MMA, a producer of motors based in Argentina. The purchase price for Loewe exceeded the estimated fair value of the net assets acquired and, accordingly, $20,498 was recorded as goodwill and is being amortized over its estimated useful life of 20 years.

     During 1996, the Company sold its interest in its steering wheels business. The proceeds on the sale approximated $140,000 and the pre-tax gain recorded on this sale was approximately $78,000. In addition, during 1996, the Company paid approximately $42,100 to purchase the remaining 30% minority interest in Gate SpA, including approximately $16,900 assigned to intangible assets.

UT AUTOMOTIVE, INC.                                                           13
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

6.   COST REDUCTION AND OTHER ACTIONS

     During 1998, 1997 and 1996, the Company recorded pre-tax charges totalling $9,245, $25,478 and $41,835, respectively, related to ongoing efforts to reduce costs in response to industry conditions. The following table summarizes the costs and related reserves relating to these actions:


                                     SEVERANCE    FACILITY     ASSET
                                    AND RELATED  AND OTHER     WRITE-
                                       COSTS       COSTS       DOWNS       TOTAL
     1996 Charges                    $ 15,802    $  4,513    $ 21,520    $ 41,835
     Utilized in 1996                  (3,073)                (21,520)    (24,593)
                                     --------    --------    --------    --------

      Balance at December 31, 1996     12,729       4,513                  17,242

     1997 Charges                      15,673       4,100       5,705      25,478
     Utilized in 1997                 (18,851)     (2,659)     (5,705)    (27,215)
     Adjustments in 1997                 (826)                               (826)
                                     --------    --------    --------    --------

      Balance at December 31, 1997      8,725       5,954                  14,679

     1998 Charges                       4,887       1,180       3,178       9,245
     Utilized in 1998                  (6,780)     (2,354)     (3,178)    (12,312)
     Adjustments in 1998               (4,728)     (1,691)                 (6,419)
                                     --------    --------    --------    --------

      Balance at December 31, 1998   $  2,104    $  3,089    $     --    $  5,193
                                     ========    ========    ========    ========

     Provisions for cost reduction and other actions are included in cost of goods sold in the statements of operations except as described below. Generally, costs relating to severance and related costs and facility and other costs are cash charges. Fixed asset provisions are non-cash charges.

     1998 ACTIONS
     The Company provided $9,245 for the closure of its Valls, Spain and Bay Valley, Michigan facilities. Included in this charge were termination benefits of $4,887 related to approximately 426 employees, $3,178 for fixed asset write downs and $1,180 for facility closing costs. The business and related revenues will be transferred to other UTA facilities. Other than facility closing costs, these actions are expected to be substantially completed during 1999. In addition, during 1998, the estimated costs of a workforce reduction action recorded during 1996 were reduced by $3,900, the estimated facility closing costs recorded during 1997 and 1996 were reduced by $1,300 due to additional customer requirements and additional adjustments of $1,200 relate to differences between estimated costs and actual costs incurred.

     1997 ACTIONS
     In response to market conditions during 1997, the Company provided approximately $14,910 on a pre-tax basis for the restructuring of certain North American and European operations, including the elimination of excess plant capacity and personnel reductions. The provisions included $5,105 for severance and related benefit payments to approximately 579 employees, $5,705 for asset write-downs and $4,100 for facility closing costs and other. Adjustments during 1997 relate to differences between estimated costs and actual costs incurred.

UT AUTOMOTIVE, INC.                                                           14
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

6.   COST REDUCTION AND OTHER ACTIONS (CONTINUED)

     In addition, included in selling general and administrative expense, the Company provided approximately $10,568 on a pre-tax basis for administrative work force reductions of approximately 345 employees at its Worldwide Headquarters facility. These actions are substantially completed at December 31, 1998.

     1996 ACTIONS
     In 1996, the Company recorded charges of $41,835 on a pre-tax basis for cost reduction and other actions, including the discontinuance of certain product lines and the consolidation of certain production facilities. These actions were taken in response to changing industry conditions and to enhance cost structure and competitive position. The provisions included $15,802 for employee severance and related benefits for approximately 1,602 employees, $21,520 for asset write-downs and $4,513 for facility carrying costs and other. These actions are substantially complete at December 31, 1998.

7.   SIGNIFICANT CUSTOMERS

     The Company has direct sales to three customers that accounted for the following amounts of total sales for the years ended December 31:


                                         1998          1997          1996
     Ford Motor Company              $1,003,287    $1,123,098    $1,223,517
     DaimlerChrysler AG                 396,181       450,115       504,885
     General Motors Corporation         273,246       307,358       286,965


     In addition to the direct sales to the customers noted above, the Company has significant sales to certain suppliers of these customers. Although the Company is directly affected by the economic well-being of the automotive industry and the significant customers noted above, management does not believe significant credit risk exists at the current time. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral. Historically, the Company has not experienced significant losses related to receivables from individual customers.

UT AUTOMOTIVE, INC.                                                           15
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

 8.   ACCOUNTS RECEIVABLE

                                                                                              DECEMBER 31,
                                                                                         1998             1997
                                                                                   -------------------------------
      Trade                                                                        $     484,435    $      437,002
      Tooling - billed                                                                    15,400            14,727
      Tooling - unbilled                                                                  46,723            45,660
      Other current receivables                                                           32,514            30,864
      Less - allowances                                                                   (3,880)           (1,793)
                                                                                   -------------    --------------

                                                                                   $     575,192    $      526,460
                                                                                   =============    ==============

 9.   INVENTORIES

                                                                                              DECEMBER 31,
                                                                                         1998             1997
                                                                                   -------------------------------
      Raw materials and work-in-process                                            $     137,001    $      140,499
      Finished goods                                                                      67,273            76,840
      LIFO reserve                                                                       (23,049)          (27,441)
      Other reserves                                                                     (10,553)          (12,785)
                                                                                   -------------    --------------

                                                                                   $     170,672    $      177,113
                                                                                   =============    ==============

      During 1998, 1997 and 1996, certain inventories carried under the LIFO valuation method were reduced. These reductions resulted in a liquidation of LIFO inventory quantities carried at costs that prevailed in prior years which were lower than the cost of current purchases. The effect of the liquidation of LIFO inventories decreased cost of goods sold by approximately $2,973, $640 and $917 and increased net income by approximately $1,843, $397 and $569 for the years ended December 31, 1998, 1997 and 1996, respectively.

10.   INVESTMENTS AND RECEIVABLES DUE AFTER ONE YEAR


                                                                                              DECEMBER 31,
                                                                                         1998             1997
                                                                                   -------------------------------
      Joint venture investments                                                    $      30,863    $       13,926
      Other                                                                               11,248            15,501
                                                                                   -------------    --------------

                                                                                   $      42,111    $       29,427
                                                                                   =============    ==============

      Joint Venture investments accounted for under the equity method include a 51% interest in Furukawa, a Mexican wire harness manufacturer; a 50% interest in MMA, an Argentinean electrical motor and cooling fan module manufacturer; a 50% interest in Ri Yong, a Chinese electric motor manufacturer; a 45% interest in Saturn, a battery cable manufacturer; and a 47% interest in NTTF, a switch, components and tooling manufacturer located in India.

UT AUTOMOTIVE, INC.                                                           16
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

11.   FIXED ASSETS

                                                                                                     DECEMBER 31,
                                                                                         1998                         1997
                                                                                      ---------------------------------------
      Fixed assets, at cost
        Land                                                                          $   16,501                   $   16,602
        Buildings and improvements                                                       224,718                      212,240
        Machinery, tools and equipment                                                 1,062,251                      943,548
        Construction-in-progress                                                          47,286                       42,029
                                                                                      ----------                   ----------
                                                                                       1,350,756                    1,214,419
      Less - accumulated depreciation                                                   (641,050)                    (578,497)
                                                                                      ----------                   ----------

                                                                                      $  709,706                   $  635,922
                                                                                      ==========                   ==========

12.   ACCRUED LIABILITIES

                                                                                                     DECEMBER 31,
                                                                                         1998                         1997
                                                                                      ---------------------------------------
      Employee benefits                                                                 $ 53,619                     $ 44,911
      Workers' compensation                                                               18,188                       21,564
      Payroll                                                                             20,912                       21,350
      Environmental                                                                       11,500                       10,347
      Warranty                                                                            27,990                        9,712
      Other                                                                               49,566                       81,078
                                                                                        --------                     --------

                                                                                        $181,775                     $188,962
                                                                                        ========                     ========

13.   OTHER LONG-TERM LIABILITIES

                                                                                                     DECEMBER 31,
                                                                                         1998                         1997
                                                                                      ---------------------------------------
      Environmental                                                                      $60,096                     $ 70,960
      Warranty                                                                            20,131                       34,072
      Other                                                                               16,282                       20,314
                                                                                         -------                     --------

                                                                                         $96,509                     $125,346
                                                                                         =======                     ========

UT AUTOMOTIVE, INC.                                                           17
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

14.    BORROWINGS AND LINES OF CREDIT

       The following summarizes the short-term borrowings and long-term debt of the Company and its subsidiaries (including the weighted average interest rate at December 31, 1998).


       SHORT-TERM BORROWINGS
                                                                                        DECEMBER 31,
                                                                               -----------------------------
                                                                                  1998                1997
       Short term foreign note and
          bank borrowings (4.6%)                                               $    7,871         $   10,822

       Current portion of long-term debt
        and capital lease obligations                                               1,574              2,439
                                                                               ----------         ----------

                                                                               $    9,445         $   13,261
                                                                               ==========         ==========

       LONG-TERM DEBT                                        MATURITY AT
                                                          DECEMBER 31, 1998
          Notes and other debt
              Denominated in foreign currency (3.22%)          1999-2010       $    2,416         $    2,398
              Denominated in U.S. dollars                                               -                730
          Capital lease obligations (9.65%)                    1999-2013            4,370              5,681
                                                                               ----------         ----------
          Total long-term debt and capital
           lease obligations                                                        6,786              8,809
          Less - current portion of long-
           term debt and capital lease obligations                                  1,574              2,439
                                                                               ----------         ----------

                                                                               $    5,212         $    6,370
                                                                               ==========         ==========

       At December 31, 1998, approximately $59,900 was available under short-term lines of credit with local banks at the Company's various international operations. Capital lease obligations related primarily to buildings at certain foreign subsidiaries.

       Principal payments required on long-term debt and capital lease obligations as of December 31, 1998 are as follows:

       1999                                                                                        $    1,574
       2000                                                                                             1,250
       2001                                                                                             1,077
       2002                                                                                             1,053
       2003                                                                                               308
       Thereafter                                                                                       1,524
                                                                                                   ----------

                                                                                                   $    6,786
                                                                                                   ==========

UT AUTOMOTIVE, INC.                                                           18
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

15.    TAXES ON INCOME

       The provision for income taxes is comprised of the following:


                                                     DECEMBER 31,
                                      ----------------------------------------
                                          1998           1997          1996
       Current
         United States
           Federal                    $     8,827    $    12,561   $    45,719
           State                            1,545          2,100         6,241
         Foreign                           35,210         53,441        28,112
                                      -----------    -----------   -----------
                                           45,582         68,102        80,072
                                      -----------    -----------   -----------

       Deferred
         United States
           Federal                          3,382          7,293       (14,591)
           State                             (273)           315          (999)
         Foreign                            8,842         (4,664)         (333)
                                      -----------    -----------   -----------
                                           11,951          2,944       (15,923)
                                      -----------    -----------   -----------

                                      $    57,533    $    71,046   $    64,149
                                      ===========    ===========   ===========



       Deferred income taxes represent the tax effects of differences in the book and tax reporting bases of assets and liabilities at the statutory tax rates expected to be in effect when such differences reverse. Temporary differences and carryforwards that gave rise to a significant portion of deferred tax assets and liabilities at December 31 include:

UT AUTOMOTIVE, INC.                                                           19
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


15.   TAXES ON INCOME (CONTINUED)


                                                              DECEMBER 31,
                                                           1998          1997
                                                         -----------------------
CURRENT
Deferred tax assets
  Net state deferred tax asset                           $  6,163      $  7,239
  Net foreign deferred tax asset                            1,180           709
  Inventory provisions                                     12,737        11,244
  Provisions for warranty                                   9,817         1,570
  Environmental remediation provisions                      4,025         3,621
  Insurance and employee benefits                          15,141        15,987
  Other nondeductible provisions                            7,018        17,774
  Allowance for doubtful accounts                              51           235
  Other items (net)                                         1,222         4,256
                                                         --------      --------
  Total current deferred tax assets                        57,354        62,635
                                                         --------      --------
  Deferred tax liabilities
      Net foreign deferred tax liabilities                                  111
                                                         --------      --------
                                                                            111
                                                         --------      --------
  Net current deferred asset                             $ 57,354      $ 62,524
                                                         ========      ========

NONCURRENT
Deferred tax assets
  Other asset amortization                               $  3,904      $     --
  Provisions for warranty                                   3,782        11,596
  Insurance and employee benefits                             235
  Environmental remediation provisions                     21,034        24,941
  Federal, state and foreign loss carryforward              7,733         8,005
  Net foreign deferred tax asset                            1,816         7,732
  Other items (net)                                           104
  Valuation allowance                                      (7,733)       (8,005)
                                                         --------      --------

      Total noncurrent deferred tax asset                $ 30,875      $ 44,269
                                                         ========      ========


UT AUTOMOTIVE, INC.                                                           20
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


15.   TAXES ON INCOME (CONTINUED)


                                                                                        DECEMBER 31,
                                                                              ------------------------------
                                                                                 1998                  1997
      Deferred tax liabilities
         Tax depreciation and capital allowance                               $ 36,028              $ 47,056
         Other provisions                                                        8,310                 8,378
         Net state deferred tax liability                                        1,910                 3,306
         Foreign depreciation                                                   15,554                15,779
         Other net foreign deferred tax liabilities                              5,651                 1,460
                                                                              --------              --------
             Total deferred tax liability                                       67,453                75,979
                                                                              --------              --------

      Net noncurrent deferred liability                                       $(36,578)             $(31,710)
                                                                              ========              ========

      Net deferred tax asset                                                  $ 20,776              $ 30,814
                                                                              ========              ========

      The Company has provided a valuation allowance for certain tax benefits of affiliates' foreign net operating loss carryforwards of approximately $30,200, (tax effect of $7,733) which expire between 1999 and 2003. During the periods UTA generated foreign tax credits which were utilized by UTC on a consolidated basis but which could not be utilized by UTA currently (or reasonably be expected to be used by UTA in the future) on a stand alone basis. The benefits of these credits have not been included in the UTA tax provision.

      The sources of income (loss) before income taxes and minority interest were:


                                                                                    DECEMBER 31,
                                                                          -------------------------------
                                                                            1998        1997       1996
      United States                                                       $ 26,704    $ 31,526   $ 75,923
      Foreign                                                              111,826     119,155    100,573
                                                                          --------    --------   --------

                                                                          $138,530    $150,681   $176,496
                                                                          ========    ========   ========

      Deferred income taxes generally have not been provided on undistributed earnings of international subsidiaries of approximately $236,626, which are included in UTC investment at December 31, 1998.

UT AUTOMOTIVE, INC.                                                           21
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

15.   TAXES ON INCOME (CONTINUED)

      Differences between the effective income tax rate and the statutory U.S. federal income tax rate are as follows:

                                                                                         DECEMBER 31,
                                                                              ---------------------------------
                                                                              1998           1997          1996
      Statutory U.S. federal income tax rate                                  35.0%          35.0%         35.0%
      State and local income tax rate, net of
       federal income tax benefit                                              0.6            1.0           2.0
      Amortization of goodwill without tax effect                              2.9            2.7           4.8
      Foreign rate difference on foreign provision                            (1.1)          (5.2)         (4.0)
      Additional U.S. cost of foreign transactions                             6.9           18.3           0.8
      Other                                                                   (2.8)          (4.7)         (2.3)
                                                                              ----           ----          ----

      Effective income tax rate                                               41.5%          47.1%         36.3%
                                                                              ====           ====          ====

16.   EMPLOYEE BENEFIT PLANS

      EMPLOYEE PENSION BENEFITS
      The Company and its domestic subsidiaries participate with UTC in certain defined benefit pension plans covering substantially all U.S. employees. For salaried employees, plan benefits are generally based on years of service and the employee's compensation during the last several years of employment. For hourly employees, plan benefits are generally based on years of service and the benefit level established at each facility. Expenses for these plans are allocated from UTC on an actuarial basis utilizing participant and plan design data. Certain foreign subsidiaries of the Company have defined benefit pension plans or severance indemnity plans covering their employees. The Company and UTC account for the cost of their defined benefit plans in accordance with Statement of Financial Accounting Standards No. 87 (FAS 87), "Employers' Accounting for Pensions." Certain additional employees, primarily located in foreign countries, are covered by benefit arrangements which do not meet the reporting requirements of FAS 87.

      Summarized below are the components of net periodic pension cost for the Company's net pension cost for participation in the UTC U.S. plans, foreign defined benefit plans and other costs for pension and severance indemnity plans.


                                                                                 DECEMBER 31,
                                                                           -----------------------
                                                                           1998      1997     1996

      Participation in UTC U.S. plans                                     $2,815    $3,608   $7,560
      UTA foreign defined benefit plans                                      723       882      847
      Other costs, principally foreign
       service indemnity plans                                               487       213      261
                                                                          ------    ------   ------

      Total pension cost                                                  $4,025    $4,703   $8,668
                                                                          ======    ======   ======

UT AUTOMOTIVE, INC.                                                           22
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


16.   EMPLOYEE BENEFIT PLANS (CONTINUED)

      Unfunded liabilities for pension plans of certain international subsidiaries and for employee severance benefits, including those accruing to employees under foreign government regulations, are included in other long-term liabilities in the accompanying combined balance sheets.

      EMPLOYEE HEALTHCARE AND INSURANCE BENEFITS
      UTC provides certain employee healthcare and insurance benefits. In situations where full-time salaried employees retire from the Company between age 55 and age 65, most are eligible to receive, at a cost that varies on the basis of service with the Company, certain healthcare benefits identical to those available to active employees. Coverage ends at age 65. Certain retired employees of businesses acquired by the Company are covered under other healthcare plans that vary in terms of coverage, deductibles and retiree contributions. In addition, certain retirees may elect, at retirement, to continue life insurance coverage of up to twice their annual base pay as of that date. Expenses for these plans are allocated from UTC on an actuarial basis utilizing participant and plan design data. Net periodic postretirement benefit cost approximated $2,400, $1,817 and $1,702 for the years ended December 31, 1998, 1997 and 1996, respectively.

      For purposes of the combined financial statements, UTA accounts for its participation in UTC pension and postretirement benefit plans as if they participated in multi-employer plans.

      Pension assets or liabilities under UTC sponsored domestic pension plans have been included as part of the UTC investment balance in the accompanying combined balance sheets.

      The accompanying combined balance sheets do not include liabilities for active and retired salaried and hourly employees of the Company who participate in the UTC retiree health and life insurance benefit plans. These amounts are included in the UTC investment balance in the accompanying combined balance sheets.

      EMPLOYEE INCENTIVE PLANS
      The Company participated in UTC long-term incentive plans utilizing various types of market and performance based incentive awards, which may be granted to officers and employees, including grants of UTC common stock and stock options. The exercise prices of stock options, which are to be set at the time of the grant, will not be less than the fair market value of the shares on the date of grant.

      During the years ended December 31, 1998, 1997 and 1996, the Company expensed $5,000, $6,033 and $7,625, respectively, with respect to the costs of UTA management participation in the incentive compensation plans.

      EMPLOYEE SAVINGS PLAN
      The Company participates in UTC's Employee Stock Ownership Plan. The amounts expensed relative to the Company's participation in that plan, including administrative fees, totaled $4,100, $3,877 and $3,871 for the years ended December 31, 1998, 1997 and 1996, respectively.

UT AUTOMOTIVE, INC.                                                           23
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


17.    OTHER INCOME, NET

       Other income includes the following:

                                                                               FOR THE YEARS ENDED
                                                                                    DECEMBER 31,
                                                                             -------------------------
                                                                             1998       1997      1996
       Interest income                                                     $ 4,118    $ 6,309   $ 6,018
       Royalty income                                                        2,550      2,794     3,612
       Gain (loss) on fixed asset dispositions                              (4,861)      (227)      156
       Foreign exchange gains (losses)                                      (5,970)    (4,328)      262
       Equity in earnings of investees                                       3,986      1,439     2,553
       Gain on disposition of business unit                                     -          -     78,000
       Other                                                                 1,671      4,693     5,556
                                                                           -------    -------   -------

                                                                           $ 1,494    $10,680   $96,157
                                                                           =======    =======   =======

      Interest income includes $2,179, $4,037 and $2,994 earned on transactions with UTC affiliates in 1998, 1997 and 1996, respectively.

18.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following methods and assumptions were used to estimate the fair value of those financial instruments included in the following categories:

      CASH AND CASH EQUIVALENTS, ACCOUNTS AND NOTES RECEIVABLE AND SHORT-TERM BORROWINGS

      The carrying amount approximates fair value because of the short maturity of those instruments.

      RECEIVABLES DUE AFTER ONE YEAR
      The long-term receivables generally relate to refundable taxes in foreign jurisdictions and customer reimbursable tooling. It is not practicable to estimate the future timing of receipts to determine the current fair value of these amounts.

      DEBT
      The fair value of the Company's debt is estimated to approximate book value based on current market rates available to the Company.

      FOREIGN EXCHANGE CONTRACTS
      The fair values are estimated based on the amount the Company would receive or pay to terminate the agreements at the reporting dates, and approximated the carrying amount at December 31, 1998 and 1997.

UT AUTOMOTIVE, INC.                                                           24
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


19.    COMMITMENTS AND CONTINGENT LIABILITIES

       LEASE COMMITMENTS
       The Company and its combined affiliates occupy space and use certain equipment under lease arrangements. Rental commitments at December 31, 1998 under long-term noncancelable operating leases are as follows:

                                                                                     LAND,            MACHINERY,
                                                                                 BUILDINGS AND         TOOLS AND
                                                                                 OFFICE SPACE          EQUIPMENT
       1999                                                                       $     9,807        $    2,381
       2000                                                                             8,518             1,493
       2001                                                                             8,401               840
       2002                                                                             8,248               394
       2003                                                                             6,641               264
       After 2003                                                                       4,963               209
                                                                                  -----------        ----------

                                                                                  $    46,578        $    5,581
                                                                                  ===========        ==========

       Rent expense totaled $22,660, $19,507 and $19,602 for the years ended December 31, 1998, 1997 and 1996, respectively.

       PURCHASE COMMITMENTS
       In the normal course of business, the Company enters into commitments for the purchase of certain raw materials and components utilized in its manufacturing process. These agreements are generally for one year or less and management believes the required purchases are not in excess of anticipated needs.

       ENVIRONMENTAL
       The Company is subject to federal, state, local and foreign laws and regulations relating to environmental matters. These laws provide for control of pollutants released into the air, water and ground and require responsible parties to undertake remediation of hazardous waste disposal sites.

       Although it is not presently possible to estimate the exact timing and ultimate amount of future expenditures for environmental remediation, the Company has recorded environmental liabilities of approximately $72,000 and $81,000 as of December 31, 1998 and 1997, respectively. Accrued liabilities include $11,500 and $10,347 for the current portion of the estimated cleanup expenditures at December 31, 1998 and 1997, respectively. The balance of spending anticipated to be incurred in future years is shown as a component of other long-term liabilities. Liabilities with cash flows that are fixed or reliably determinable of approximately $31,300 have been recorded at their discounted value of $18,050 at December 31, 1998 utilizing a 7.5% interest rate. Other assets in the accompanying combined balance sheets include approximately $26,300 and $30,300 at December 31, 1998 and 1997, respectively, expected to be recoverable under indemnification agreements. Legal proceedings have been instituted on behalf of a subsidiary of the Company against its historical insurers seeking insurance coverage for remediation and related expenditures. These proceedings are expected to last several years. Potential insurance reimbursements are not recorded based upon the uncertainty of collection.

UT AUTOMOTIVE, INC.                                                           25
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

19.    COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

       Management believes that the ultimate resolution of these environmental matters should not have a material adverse effect on the combined financial position of the Company. However, it is possible that the Company's results of operations and cash flows in certain future quarterly or annual periods could be materially affected.

       WARRANTY
       The Company provides its customers with product quality assurances considered by management to be standard in the industry. The Company accrues for these costs when such obligations are probable and the amounts can be reasonably estimated. Warranty reserves approximated $48,100 and $43,800 at December 31, 1998 and 1997, respectively.

       OTHER
       The Company also has other commitments and contingent liabilities related to legal proceedings and other matters arising out of the normal course of business. Management believes that resolution of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

20.    SEGMENT FINANCIAL DATA

       The Company and its subsidiaries design, develop, manufacture and sell products, classified in four principle operating segments. The Company's operating segments were generally determined on the basis of geographic regions and product segments.

       Electrical Systems-Americas products include electrical distribution, electronic and eletromechanical systems and components such as wire assemblies, control modules, switches, actuators, relays, terminals and connectors, smart junction boxes, power network boxes, in addition to, starter motors and wiper systems, manufactured principally in North America.

       Interior Systems International products include instrument panels, modular headliners, door panels, door and sidewall trim, painted and decorated trim components, exterior mirrors and acoustic and sealing products, manufactured principally in the United States.

       European Managed Operations products include electrical distribution, electronic and eletromechanical systems and components such as wire assemblies, control modules, switches, actuators, relays, terminals and connectors, smart junction boxes, power network boxes, in addition to fractional horsepower DC motors, analog and digital auto amplifiers and video modules, manufactured principally in Europe.

       Asia Pacific Operations products include electronic and eletromechanical systems and components such as wire assemblies, control modules, in addition to fractional horsepower DC motors, manufactured principally in Asia.

UT AUTOMOTIVE, INC.                                                           26
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


20.   SEGMENT DATA (CONTINUED)

      Operating segment and geographic data include the results of all majority owned subsidiaries, consistent with the management reporting of these businesses. For two subsidiaries, minority shareholders have rights, which under the provisions of EITF 96-16, overcome the presumption of consolidation. In the Company's consolidated results, these subsidiaries are accounted for using the equity method of accounting. Adjustments to reconcile segment reporting to consolidated results are included in "Headquarters, Eliminations, Other", which also includes corporate support administration centers and, for comparability purposes, the impact of the steering wheels operations and divestiture in 1996. Operating profits are comprised of income before interest expense, taxes and minority interests.


                                                                    FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                                         ---------------------------------------------
                                                         1998                1997                 1996
      NET SALES
      Electrical Systems America                    $ 1,353,148         $ 1,434,480          $ 1,470,915
      Interior Systems International                    566,420             583,514              628,287
      European Managed Operations                     1,023,622             953,931              930,520
      Asia Pacific Operations                            16,284              11,471                2,714
      Headquarters, Eliminations, Other                 (59,137)            (56,091)              53,144
                                                    -----------         -----------          -----------

      Total net sales                               $ 2,900,337         $ 2,927,305          $ 3,085,580
                                                    ===========         ===========          ===========

      OPERATING PROFITS
      Electrical Systems America                    $   164,185         $   190,240          $   198,108
      Interior Systems International                     21,734               3,666               (2,070)
      European Managed Operations                        83,541              80,496               79,156
      Asia Pacific Operations                            (1,499)                 37               (4,858)
      Headquarters, Eliminations, Other                (107,193)           (113,837)             (85,364)
                                                    -----------         -----------          -----------

      Total operating profits                       $   160,768         $   160,602          $   184,972
                                                    ===========         ===========          ===========

      CAPITAL EXPENDITURES
      Electrical Systems America                    $    69,720         $    56,200          $    44,242
      Interior Systems International                     40,977              29,291               30,380
      European Managed Operations                        71,448              64,468               54,481
      Asia Pacific Operations                               367                 548                1,739
      Headquarters, Eliminations, Other                  10,390              10,519                6,450
                                                    -----------         -----------          -----------

      Total capital expenditures                    $   192,902         $   161,026          $   137,292
                                                    ===========         ===========          ===========

      DEPRECIATION AND AMORTIZATION
      Electrical Systems America                    $    43,741         $    47,825          $    49,295
      Interior Systems International                     22,164              20,727               20,783
      European Managed Operations                        41,897              40,031               36,125
      Asia Pacific Operations                               497                 597                  555
      Headquarters, Eliminations, Other                  15,991              18,139               20,369
                                                    -----------         -----------          -----------

      Total depreciation and amortization           $   124,290         $   127,319          $   127,127
                                                    ===========         ===========          ===========

UT AUTOMOTIVE, INC.                                                           27
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------
20.   SEGMENT DATA (CONTINUED)

      A substantial portion of the Company's revenues and assets are attributable to international operations. The Company has significant manufacturing facilities in Italy, Spain, Honduras, the Philippines and Mexico.

      Geographic segment information follows:

                                                                         FOR THE YEARS ENDED
                                                                             DECEMBER 31,
                                                                   --------------------------------
                                                                   1998          1997          1996
      NET SALES
      North American operations                                 $1,873,957    $1,944,614    $2,148,356
      International operations
        Europe                                                   1,001,978       942,289       928,177
        Asia Pacific                                               114,573       118,916        87,592
        Other                                                       46,990        34,740        13,966
      Eliminations                                                (137,161)     (113,254)      (92,511)
                                                                ----------    ----------    ----------

      Total net sales                                           $2,900,337    $2,927,305    $3,085,580
                                                                ==========    ==========    ==========




                                                                                    DECEMBER 31,
                                                                              ----------------------
                                                                                 1998         1997
      LONG-LIVED ASSETS
      North American operations                                               $  749,119    $727,183
      International operations
        Europe                                                                   237,976     206,380
        Asia Pacific                                                              29,704      26,193
        Other                                                                     26,019      19,640
                                                                              ----------    --------

      Total                                                                   $1,042,818    $979,396
                                                                              ==========    ========


UT AUTOMOTIVE, INC.                                                           28
(WHOLLY-OWNED BY UNITED TECHNOLOGIES CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

20.   SEGMENT DATA (CONTINUED)

      SALES
      Sales by operating segment or by geographic area include intersegment sales as well as sales and transfers between geographic areas, which are generally made at prices approximating those that the selling entity is able to obtain on external sales. Other international sales include sales of products produced by the Company's Philippine operations, which are generally sold to U.S. customers.

      Sales from United States operations include export sales as follows:

                                                           DECEMBER 31,
                                                  ----------------------------
                                                  1998         1997       1996

       Europe                                   $ 62,921    $ 71,438   $ 70,552
       Asia Pacific                                5,607      13,581      7,117
       Other                                     144,084      97,371     83,622
                                                --------    --------   --------

                                                $212,612    $182,390   $161,291
                                                ========    ========   ========

      ELIMINATIONS
      Eliminations made in reconciling geographic area data with the related combined amounts include sales and transfers between geographic areas, unrealized profits in inventory and similar items.

      LONG-LIVED ASSETS
      Long-lived assets include net fixed assets and net goodwill which can be attributed to the specific geographic regions.

21.   SUBSEQUENT EVENTS

      In March 1999, UTC entered into an agreement to sell the Company to Lear Corporation for approximately $2,300,000, subject to certain adjustments. Consummation of the sale is subject to customary conditions of closing. The financial statements do not give effect to this transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         B.  Unaudited Pro Forma Consolidated Financial Statements.

         The following unaudited pro forma consolidated statement of operations of Lear for the year ended December 31, 1998 was prepared to illustrate the effects of the completion of the acquisition of Delphi Seating, which was completed on September 1, 1998, the UT Automotive acquisition, the amendment and restatement of our prior senior credit facility and borrowings under our new credit facilities (collectively, the "Transactions"), as if such Transactions had occurred on January 1, 1998.

         The following unaudited pro forma consolidated balance sheet (collectively with the unaudited pro forma consolidated statement of operations, the "Pro Forma Statements") was prepared as if the Transactions had occurred as of December 31, 1998. The Pro Forma Statements are not necessarily indicative of the results that actually would have been achieved if the Transactions reflected therein had been completed on the dates indicated or the results which may be attained in the future.

         The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable. The Pro Forma Statements exclude the estimated effects related to our planned refinancing of the $1.4 billion interim term loan. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements of Lear, UT Automotive and Delphi Seating, including the notes thereto.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                                                           YEAR ENDED DECEMBER 31, 1998
=========================================================================================================================
                                                            Operating and                     Delphi      Pro Forma
                                  Lear       UT Automotive    Financing                       Seating        as
                               Historical    Historical(1)   Adjustments      Pro Forma    Pro Forma (2)  Adjusted
---------------------------------------------------------------------------------------------------------------------------
                                                   (Dollars in millions, except per share data)

Net sales                     $  9,059.4      $ 2,900.3      $      -        $11,959.7       $  669.0    $12,628.7
Cost of sales                    8,198.0        2,365.4             -         10,563.4          651.2     11,214.6
---------------------------------------------------------------------------------------------------------------------------
Gross profit                       861.4          534.9             -          1,396.3           17.8      1,414.1
Selling, general and
 administrative expenses           337.0          362.7             -            699.7           41.5        741.2
Restructuring and other charges    133.0            -               -            133.0             -         133.0
Amortization                        49.2           13.0            20.2 (3)       82.4            3.2         85.6
---------------------------------------------------------------------------------------------------------------------------
Operating income                   342.2          159.2           (20.2)         481.2          (26.9)       454.3
Interest expense                   110.5           22.2           140.4 (4)      273.1            9.1        282.2
Other (income)/expense, net         22.3            (.6)            -             21.7           (6.1)        15.6
---------------------------------------------------------------------------------------------------------------------------
Income before income taxes         209.4          137.6          (160.6)         186.4          (29.9)       156.5
Income taxes                        93.9           57.5           (49.1)(5)      102.3          (11.9)        90.4
---------------------------------------------------------------------------------------------------------------------------
Net income                     $   115.5      $    80.1         $(111.5)          84.1       $  (18.0)   $    66.1
===========================================================================================================================

Diluted net income per share   $    1.70                                                                 $     .97
Weighted average shares
 outstanding (in millions)          68.0                                                                      68.0
EBITDA (6)                     $   561.9       $  283.5             -        $   845.4       $  (14.8)    $  830.6
===========================================================================================================================



(1) The UT Automotive historical information represents amounts derived from the audited results of operations for UT Automotive's fiscal year ended December 31, 1998. Certain amounts have been reclassified to conform to Lear's presentation.

(2) The Delphi Seating pro forma information reflects (i) Delphi Seating historical unaudited results of operations for the period from January 1, 1998 through September 1, 1998, the date on which Delphi Seating was acquired by Lear and (ii) adjustments to reflect the elimination of net sales between Delphi Seating and Lear, estimated interest on borrowings to finance the acquisition of Delphi Seating, amortization of goodwill from the acquisition of Delphi Seating, income tax effects of the adjustments and the elimination of items with no continuing impact on Lear's results of operations, including the capitalization of fixed asset purchases which were accounted for as impaired assets by Delphi Seating, operating losses at plants which were not included in the acquisition, a charge related to the employee benefit obligations not assumed by Lear and the elimination of certain expenses allocated from the parent.

(3)  The adjustment to amortization represents the following:


=========================================================================================================================
                                                                                            Year Ended
                                                                                         December 31, 1998
---------------------------------------------------------------------------------------------------------------------------
                                                                                       (Dollars in millions)
Amortization of goodwill from the acquisition of UT Automotive (over 40 years)                $ 33.2
Elimination of the historical goodwill amortization of UT Automotive                           (13.0)
---------------------------------------------------------------------------------------------------------------------------
                                                                                              $ 20.2
=========================================================================================================================

(4) The adjustment to interest expense represents the following:

=========================================================================================================================
                                                                                                   Year Ended
                                                                                                December 31, 1998
---------------------------------------------------------------------------------------------------------------------------
                                                                                              (Dollars in millions)

Estimated interest on borrowings under our primary credit facilities to finance
the UT Automotive acquisition                                                                       $  145.7
Other changes in interest expense, commitment fees and amortization of deferred finance fees due to the new credit facilities and the amendment and restatement
of our prior senior credit facility                                                                     15.0
Elimination of interest expense on UT Automotive intercompany debt retired upon acquisition            (20.3)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                    $  140.4
===========================================================================================================================

(5)  Reflects the income tax effects of the operating and financing adjustments.

(6) "EBITDA" is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles. EBITDA includes the effect of the $133 million restructuring and other charges ($92.5 million or $1.36 per diluted share, after tax).

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1998


===========================================================================================================================
                                                                             Acquisition       Operating and
                                               Lear       UT Automotive     and Valuation        Financing
                                            Historical     Historical(1)  of UT Automotive(2)   Adjustments    Pro Forma
---------------------------------------------------------------------------------------------------------------------------
                                                               (Dollars in millions)
               ASSETS
Current Assets:
Cash and cash equivalents                       $    30.0   $    43.4      $(2,312.9)        $2,312.9(4)      $    73.4
Accounts receivable, net                          1,373.9       575.2           -                -              1,949.1
Inventories                                         349.6       170.7           -                -                520.3
Recoverable customer engineering and tooling        221.4         -             -                -                221.4
Other current assets                                223.1        70.0           -                -                293.1
-----------------------------------------------------------------------------------------------------------------------
                                                  2,198.0       859.3       (2,312.9)         2,312.9           3,057.1
-----------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net                1,182.3       709.7           -                -              1,892.0
-----------------------------------------------------------------------------------------------------------------------
Goodwill and other intangibles, net               2,019.8       333.1          993.5             -              3,346.4
Other                                               277.2        85.3          (26.7)(3)         18.6(5)          354.4
-----------------------------------------------------------------------------------------------------------------------
                                                $ 5,677.3   $ 1,987.4      $(1,346.1)        $2,331.5         $ 8,650.1
=======================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term borrowings                           $    82.7   $     7.8      $     -          $    -            $   90.5
Accounts payable and drafts                       1,600.8       377.0            -               -             1,977.8
Accrued liabilities                                 797.5       193.5          (15.2)(3)         -               975.8
Current portion of long-term debt                    16.5         1.6            -               -                18.1
-----------------------------------------------------------------------------------------------------------------------
                                                  2,497.5       579.9          (15.2)            -             3,062.2
Long-Term Liabilities:
Long-term debt                                    1,463.4         5.2            -            2,331.5(6)       3,800.1
Deferred national income taxes                       39.0        38.4            -               -                77.4
Other                                               377.4        98.9          (65.9)(3)         -               410.4
-----------------------------------------------------------------------------------------------------------------------
                                                  1,879.8       142.5          (65.9)         2,331.5          4,287.9


Stockholders' Equity                              1,300.0     1,265.0       (1,265.0)            -             1,300.0
-----------------------------------------------------------------------------------------------------------------------
                                                $ 5,677.3   $ 1,987.4      $(1,346.1)       $ 2,331.5         $8,650.1
=======================================================================================================================

(1) The UT Automotive historical information represents amounts obtained from the audited balance sheet of UT Automotive as of December 31, 1998. Certain amounts have been reclassified to conform to Lear's presentaion.

(2) Assumes a purchase price of $2,312.9 million which consists of $2,300.0 million to acquire all of the common stock of UT Automotive and $12.9 million to pay estimated fees and expenses related to the acquisition of UT Automotive. The acquisition of UT Automotive was accounted for using the purchase method of accounting, and the total purchase price was allocated first to assets and liabilities based on their respective fair values, with the remainder ($1,326.6 million) allocated to goodwill. The adjustment to stockholders' equity reflects the elimination of UT Automotive's equity. The allocation of the purchase price above is based on historical costs and management's estimates which may differ from the final allocation due to appraisals of fixed assets and the finalization of plans of restructuring.

(3) Represents the elimination of certain items which are being retained by the seller of UT Automotive.

(4) Reflects proceeds of borrowings under our primary credit facilities of $2,312.9 million.

(5) Reflects the capitalization of fees incurred in establishing our new credit facilities of $18.6 million.

(6)  Reflects the effects of the Transactions as follows:

===========================================================================================================================
Borrowings under our primary credit facilities to finance the acquisition of UT
Automotive                                                                                  $ 2,312.9
Borrowings under our primary credit facilities to pay fees and expenses incurred
in establishing the new credit facilities                                                        18.6

---------------------------------------------------------------------------------------------------------------------------
                                                                                            $ 2,331.5
===========================================================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         C.  Exhibits

     10.1 Amended and Restated Credit and Guarantee Agreement, dated as of May 4, 1999, among Lear, Lear Corporation Canada Ltd., the Foreign Subsidiary Borrowers (as defined therein), the Lenders Party thereto, Bankers Trust Company and Bank of America National Trust & Savings Association, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent and Canadian Administrative Agent, and The Chase Manhattan Bank, as General Administrative Agent;

     10.2    Interim Term Loan Agreement, dated as of May 4, 1999, among
             Lear, the Lenders parties thereto, Citicorp USA, Inc. and Credit Suisse First Boston, as Co-Syndication Agents, Deutsche Bank AG New York Branch, as Documentation Agent, the other Agents named therein, and The Chase Manhattan Bank, as Administrative Agent;

     10.3    Revolving Credit and Term Loan Agreement, dated as of May 4,
             1999, among Lear, certain of its Foreign Subsidiaries, the Lenders parties thereto, Citicorp USA, Inc. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, Toronto Dominion (Texas), Inc., as Documentation Agent, the other Agents named therein, and The Chase Manhattan Bank, as Administrative Agent;

     10.4 Stock Purchase Agreement dated as of March 16, 1999 by and between Nevada Bond Investment Corp. II and Lear Corporation (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated March 16, 1999).

     23.1    Consent of PricewaterhouseCoopers LLP



                                       53

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                LEAR CORPORATION

                                                /s/ Donald J. Stebbins
                                                -------------------------------
                                                Donald J. Stebbins
                                                Senior Vice President and
                                                Chief Financial Officer

May 6, 1999

                                INDEX TO EXHIBITS



EXHIBIT NO.          DESCRIPTION
-----------          -----------

  10.1 Amended and Restated Credit and Guarantee Agreement, dated as of May 4, 1999, among Lear, Lear Corporation Canada Ltd., the Foreign Subsidiary Borrowers (as defined therein), the Lenders party thereto, Bankers Trust Company and Bank of America National Trust & Savings Association, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent and Canadian Administrative Agent, and The Chase Manhattan Bank, as General Administrative Agent.

  10.2 Interim Term Loan Agreement, dated as of May 4, 1999, among Lear, the Lenders parties thereto. Citicorp USA, Inc. and Credit Suisse First Boston, as Co-Syndication Agents, Deutsche Bank AG New York Branch, as Documentation Agent, the other Agents named therein, and The Chase Manhattan Bank, as Administrative Agent.

  10.3               Revolving Credit and Term Loan Agreement, dated as of
                     May 4, 1999, among Lear, certain of its Foreign Subsidiaries, the Lenders parties thereto, Citicorp USA, Inc. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, Toronto Dominion (Texas), Inc., as Documentation Agent, the other Agents named therein, and The Chase Manhattan Bank, as Administrative Agent.

  10.4 Stock Purchase Agreement dated as of March 16, 1999 by and between Nevada Bond Investment Corp. II and Lear Corporation (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated March 16,
                     1999).

  23.1               Consent of PricewaterhouseCoopers LLP


                                       36